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                                           EXHIBIT 11


                Computation of weighted average number of shares of common stock




                                      For the three months ended     For the nine months ended
                                      --------------------------     -------------------------
                                         September    September        September     September
                                            1997         1998             1997          1998
                                          -------      -------          -------       -------
Shares outstanding at
  beginning of period ...............      14,999       15,077           14,989        15,037

Weighted average shares
  issued and repurchased ............         (12)          25                6            28
                                          -------      -------          -------       -------

Shares used in the
  calculation of basic EPS
  (weighted average shares
  outstanding) ......................      14,987       15,102           14,995        15,065

Effect of dilutive
  securities ........................         232          259              226           235
                                          -------      -------          -------       -------

Shares used in the
  calculation of diluted
  EPS ...............................      15,219       15,361           15,221        15,300
                                         ========      =======          =======       =======
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